                      [Rubbermaid Incorporated Letterhead]             Exhibit 5

                                August 22, 1997

Rubbermaid Incorporated
1147 Akron Road
Wooster,  OH 44691-6000

Gentlemen:

          As counsel for Rubbermaid Incorporated, an Ohio corporation ("Rubbermaid"), I am familiar with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Rubbermaid with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to 5,000,000 of Rubbermaid's Common Shares, with a par value of One Dollar ($1.00) per share (the "Shares"), to be issued in connection with the Amended and Restated 1989 Stock Incentive and Option Plan (the "Plan").

          In connection with the foregoing, I have examined the following:

          1. The Amended Articles of Incorporation and the Regulations of Rubbermaid, both as amended to date;

          2. The records relating to the organization of Rubbermaid and such other records of corporate proceedings and such other documents as I deemed necessary to examine as a basis of the opinions hereinafter expressed;

          3. The Registration Statement (including Exhibits thereto) to be filed with the Commission; and

          4. Copies of the Plan, and the records of the proceedings of the Board of Directors of Rubbermaid relating to the adoption and approval thereof.

          Based upon such examination, I am of the opinion that:

          A. Rubbermaid is a corporation duly organized and validly existing under the laws of the State of Ohio.

August 22, 1997
Page 2

          B. The Shares have been duly authorized and, when issued and delivered pursuant to the Plan and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

          I hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement and the use of my name therein.

                                        Very truly yours,

                                         /s/ James A. Morgan
                                        ---------------------------------------
                                        James A. Morgan
                                        Senior Vice President, General Counsel
                                        and Secretary